EXHIBIT 99.1
AMERICAN LEARNING CORPORATION REGAINS
COMPLIANCE WITH NASDAQ MARKETPLACE RULES
JERICHO, NY, November 17, 2010: American Learning Corporation (the “Company”) (NASDAQ:ALRN) today announced that the Company received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has met the requirements of a Nasdaq Listing Qualifications Panel (the “Panel”) decision dated November 3, 2010 and the applicable requirements for listing on Nasdaq. Accordingly, the Panel has determined to continue listing of the Company’s securities on Nasdaq based on the Company having achieved a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.
On November 3, 2010, the Company had received notification from the Panel granting the Company’s request for an extension of time, as permitted under Nasdaq’s Listing Rules, to comply with the $1.00 per share minimum bid price requirement for continued listing. In accordance with the Panel’s decision, the Company was required to evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days on or before February 28, 2011.
American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.
For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.